Exhibit 99.2

Retractable Technologies, Inc. Receives Innovative Technology Designation from Vizient for EasyPoint Blood Collection Tube Holder with Needle

LITTLE ELM, TEXAS, November 14, 2025 — Retractable Technologies, Inc. (NYSE American: RVP) announces its EasyPoint® Blood Collection Tube Holder with Needle has received an Innovative Technology designation from Vizient®, the largest healthcare performance improvement company in the country.

Each year, healthcare experts serving on one of Vizient’s client-led councils review select products and technologies for their potential to enhance clinical care, patient safety, healthcare worker safety or to improve business operations of healthcare organizations. Innovative Technology designations are awarded to previously contracted products to signal healthcare providers the impact of these innovations on patient care and business models of healthcare organizations.

RTI’s innovative EasyPoint Blood Collection Tube Holder (BCTH) with Needle uses automated retraction to provide instant safety by allowing for in-vein activation, proven to effectively reduce exposure to the contaminated needle and reduce the risk of needlestick injuries. The EasyPoint BCTH with Needle is safe and easy to use right out of the package. The pre-attached needle eliminates the need for assembly prior to use, improving efficiency in preparation time and workflow, as well as streamlining inventory. The integrated, low-profile safety mechanism provides an optimal view of the venipuncture site, promoting first-attempt success. The attached thin-wall needle is triple-beveled and lubricated for patient comfort. The unique, off-line retraction is achieved using one hand without significant change in technique or grip, and does not require any downward motion, reducing the risk of patient discomfort. Upon retraction, the entire needle (front and back end) is completely covered and inaccessible, compared to back-end needles that remain exposed and accessible via the open end of many other tube holders. Once activated, the product is rendered non-reusable and prevents needle removal, in compliance with safety regulations.

“We are deeply honored that the EasyPoint Blood Collection Tube Holder with Needle has received a Vizient Innovative Technology designation,” said Thomas Shaw, CEO of Retractable Technologies, Inc. “This recognition affirms our ongoing commitment to developing solutions that provide safety, efficiency, and reliability in healthcare settings. From the very beginning, our mission has been to protect both patients and clinicians through engineering excellence and innovation, and the EasyPoint device reflects that mission in action. We are proud to see our team’s dedication acknowledged by one of the industry’s most respected organizations.”

“Congratulations to Retractable Technologies, Inc. for achieving this peer-designated status,” said Kelly Flaharty, associate vice president, contract operations, Vizient. “Our client council deemed the EasyPoint Blood Collection Tube Holder with Needle worthy of this designation for its potential to make a real difference in the healthcare industry.”

Retractable

Retractable manufactures and markets VanishPoint®, EasyPoint®, and Patient Safe® safety medical products. VanishPoint® syringes, blood collection, and IV catheter products are designed to prevent needlestick injuries and product reuse by retracting the needle directly from the patient, effectively reducing exposure to the contaminated needle. Patient Safe® syringes are uniquely designed to reduce the risk of bloodstream infections resulting from catheter hub contamination. EasyPoint® retractable needles can be used with luer lock syringes, luer slip syringes, and prefilled syringes to give injections. The EasyPoint® needle also can be used to aspirate fluids and for blood collection. Retractable's products are distributed by various specialty and general line distributors.

For more information on Retractable, visit its website at www.retractable.com.

Forward-looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect Retractable's current views with respect to future events. Retractable believes that the expectations reflected in such forward-looking statements are accurate. However, Retractable cannot assure you that such expectations will materialize. Actual future performance could differ materially from such statements.

Factors that could cause or contribute to such differences include, but are not limited to: material changes in demand; tariffs; Retractable's ability to maintain liquidity; Retractable's maintenance of patent protection; Retractable's ability to maintain favorable third party manufacturing and supplier arrangements and relationships; foreign trade risk; Retractable's ability to access the market; production costs; the impact of larger market players in providing devices to the safety market; and other risks and uncertainties that are detailed from time to time in Retractable's periodic reports filed with the U.S. Securities and Exchange Commission.

Retractable Technologies, Inc.

John W. Fort III, 888-806-2626 or 972-294-1010

Vice President, Chief Financial Officer, and Chief Accounting Officer